Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Announces $25 Million Private Placement of Series A Convertible Preferred Shares and Warrants
Douglas Braunstein to Join Board of Directors

WALTHAM, MA – March 16, 2018 – Corindus Vascular Robotics, Inc. [NYSE American: CVRS], a leading developer of precision vascular robotics, announced today that it has entered into definitive agreements to issue newly-designated Series A Convertible Preferred Stock to a select group of existing and new investors including Hudson Executive Capital and BioStar Ventures for gross proceeds of $25 million. Under the terms of the transactions, the Company will issue shares of Series A Convertible Preferred Stock convertible into 20,000,000 shares of its Common Stock at a rate of $1.25 per share. The Company is also issuing to the investors warrants to purchase an aggregate of 8,750,000 shares of the Company’s Common Stock at an exercise price of $1.40 per share. The transaction is expected to close on or about March 16, 2018, and is subject to customary closing conditions. The closing price per share of the Company’s Common Stock on the NYSE American on March 15, 2018 was $1.29 per share.

Shares of the Company’s Series A Convertible Preferred Stock will be entitled to receive non-compounding dividends in additional shares of preferred stock, at the rate of 12% per annum, subject to reduction in the event certain milestones are achieved.

The net proceeds are expected to be approximately $24.5 million. Corindus intends to use the proceeds of the offering for general corporate purposes including global commercialization of its CorPath GRX System. The CorPath System is the first and only FDA-cleared medical device to bring robotic precision to both percutaneous coronary and percutaneous vascular procedures. The Company believes this offering will enable it to fund ongoing growth and will enhance the Company’s ability to optimize the potential of its new products and capabilities.

Holders of approximately 38% of the Company’s outstanding Common Stock have entered into irrevocable agreements to vote their shares in connection with the transactions to allow the potential full conversion of all dividends in additional shares of stock, which we expect to occur at the 2018 Annual Stockholder Meeting.

Following the consummation of the private placement, the Company intends to enter into a term loan and revolving line of credit agreement with Silicon Valley Bank and Solar Capital Ltd., providing access to a new four-year term loan for up to $23 million, with $12 million funded at closing and remainder available upon attainment of milestones, as well as a revolving line of credit for up to $3 million. The closing of the term loan and revolving line of credit will be conditioned upon the closing of the private placement.

In connection with the transaction, Douglas Braunstein has been appointed to the Company’s Board of Directors, effective as of the closing of the private placement. Mr. Braunstein is a seasoned investor and veteran advisor to public companies. Since 2015, Mr. Braunstein has served as the managing partner and founder of Hudson Executive Capital. Previously, Mr. Braunstein served in various roles at JPMorgan Chase & Co., including as vice chairman and chief financial officer.

“We are very pleased with this transaction and to have these leading firms invest in Corindus,” said Mark Toland, Corindus President and CEO. “The guidance and leadership from Doug’s addition to our board of directors will bring significant value to Corindus as we continue to ramp up our commercial efforts with CorPath GRX.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state and other jurisdiction.

The securities offered and to be sold by Corindus in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. Corindus has agreed to file a registration statement with the SEC covering the resale of the shares of Common Stock underlying securities sold in the private placement within 30 days of the closing of the private placement. Any resale of Corindus’ securities under such resale registration statement will be made only by means of a prospectus.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company's CorPath® System is the first FDA-cleared medical device to bring robotic precision to both percutaneous coronary and percutaneous vascular procedures. The CorPath GRX System builds on the CorPath platform with the addition of important key features that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically. In addition, CorPath protects physicians and staff from the occupational hazards of working with radiation exposure in the cath lab. With the CorPath platform, Corindus brings robotic precision to interventional procedures to optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements are that:

●	the closing of the offering is expected to close on or about March 16, 2018,
●	the proceeds will enable the Company to fund ongoing growth and will enhance the Company’s ability to optimize the potential of its new products and capabilities,
●	we expect shareholder approval of the transactions to occur at the 2018 Annual Stockholder Meeting, and
●	the Company intends to enter into a term loan and revolving line of credit agreement with Silicon Valley Bank and Solar Capital Ltd. , providing access to a new four-year term loan for up to $23 million, with $12 million funded at closing and remainder available upon attainment of milestones, as well as a revolving line of credit for up to $3 million.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled “Risk Factors” in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus’ website at http://www.corindus.com.

#  # #

Investor Contact:
Lynn Pieper Lewis
415-937-5402
ir@corindus.com

Media Contacts:
Corindus Vascular Robotics, Inc.
Kate Stanton
(508) 653-3335 ext. 200
kate.stanton@corindus.com